NEWS RELEASE

FOR IMMEDIATE RELEASE                                                Contact: James Lokey
November 10, 2010                                                                                Chief Executive Officer
          (805) 782-5000

Mission Community Bancorp Announces Extension of Rights Offering

SAN LUIS OBISPO, CA - Mission Community Bancorp (OTCBB: MISS) announced today that it has extended its pending subscription rights offering to 5:00 P.M. Pacific Time on December 15, 2010.  The subscription rights offering was originally scheduled to expire on November 15, 2010.

The Company has filed a registration statement (including a prospectus) with the SEC for the offering.  Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering.

The rights offering will be made only by means of a prospectus.  This release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sales of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Mission Community Bancorp.

Mission Community Bancorp, a bank holding company, operates Mission Community Bank with offices in Downtown San Luis Obispo, and in the cities of Paso Robles, Arroyo Grande and Santa Maria in the Central Coast of California.  The Company’s administrative headquarters and a loan production office are also located in San Luis Obispo.  Mission Community Bank is a full service bank providing loan and deposit products in San Luis Obispo and northern Santa Barbara Counties.

Cautionary Statement Regarding Forward-Looking Statements.

This announcement may contain forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding our expectations and beliefs regarding our future results or performance.

*        more                                *       more                                *       more                                *

3266.015/384359.1

November 10, 2010
Mission Community Bancorp Announces Extension of Rights Offering

Because these statements apply to future events, they are subject to risks and uncertainties.  When used in this announcement, the words “anticipate”, “believe”, “estimate”, “expect”, “expectation”, “should”, “would”, ‘project”, “plan”, “predict”, “intend” and similar expressions are intended to identify such forward-looking statements.  Our actual results could differ materially from those projected in the forward-looking statements.  Additionally, you should not consider past results to be an indication of our future performance.  For a discussion of the risk factors and other factors that may affect our results, please see the Risk Factors section of our filings with the Securities and Exchange Commission, including our annual report on Form 10-K and quarterly reports on Form 10-Q.  We do not intend to update any of the forward-looking statements after the date of this announcement to conform these statements to actual results, to changes in management’s expectations or otherwise, except as may be required by law.

#   #   #   #   #

3380 South Higuera Street ▪ San Luis Obispo, California  93401

3266.015/384359.1